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                             DISTRIBUTION AGREEMENT

                              ___________ __, 2001

Credit Suisse Asset Management
Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

                  Dear Sirs:

This is to confirm that Credit Suisse Asset Management Securities, Inc. shall be the distributor of shares of common stock, par value $.001 per share, issued by the Select Equity Portfolio, Capital Appreciation Portfolio and Small Cap Value Portfolio of Credit Suisse Institutional Fund, Inc. (the "Fund") under terms of the Distribution Agreement between the Fund and Credit Suisse Asset Management Securities, Inc., dated August 1, 2000.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                         Very truly yours,

                                         CREDIT SUISSE INSTITUTIONAL FUND, INC.



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Accepted:

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By:
   ---------------------------------
Name:
Title: